EXHIBIT 10.9
AGREEMENT
     THIS AGREEMENT (the “Agreement”), dated as of                     , 2010, is made by and between Mogul Financial Group, Ltd., a Minnesota corporation (“Mogul”), and Welsh Companies, LLC, a Delaware limited liability company (“Welsh”). Mogul and Welsh are sometimes collectively referred to as the “Parties,” and individually referred to as a “Party.”
R E C I T A L S
A.	Welsh has paid commissions to Mogul in connection with real estate brokerage activities facilitated by Mogul for the benefit of Welsh and/or its affiliates (“Commissions”).

B.	Scott T. Frederiksen (“Frederiksen”) is the sole owner and president of Mogul.

C.	In conjunction with the initial public offering of the common stock of Welsh Property Trust, Inc., a Maryland corporation (“Welsh Property”), Frederiksen will become the chief executive officer of Welsh Property.

D.	The Parties acknowledge that Welsh has benefited and will continue to benefit from the relationships established by Mogul for the benefit of Welsh and that such relationships will continue to generate revenues for Welsh over the next several years.

E.	In recognition of this continued revenue stream to Welsh and the value of the relationships established by Mogul, the Parties desire to provide for the continued payment of Commissions by Welsh to Mogul as provided below.

F.	In conjunction with the initial public offering of the common stock of Welsh Property, Frederiksen and Welsh Property will enter into an employment agreement (“Frederiksen Employment Agreement”).
     NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties set forth in this Agreement and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
COMMISSION PAYMENTS
     Section 1.1 Commission Payments.
     (a) Commission Amount. Subject to the terms of this Agreement, Welsh will pay to Mogul a Commission in an amount as calculated below (the “Commission Amount”). The Commission Amount will be paid on a quarterly basis following the end of each calendar quarter (or portion thereof) during the Term (as defined below) of this Agreement (each a “Commission Period”) in accordance with this Section 1.1. Welsh will make such payment by wire transfer of immediately available funds to the bank account(s) designated in writing by Mogul to Welsh on the date that the Commission Amount is due in accordance with Section 1.1(b)(vii) or Section 1.1(d), as applicable.

The calculation of the Commission Amount specified in this Agreement is applicable to each Commission Period.
     (b) Calculation of Commission Amount; Preparation of the Calculation Statements.
     (i) Commencing on the Effective Date (as defined below) and ending on the first anniversary of the Effective Date, the Commission Amount shall be an amount equal to 2.0% of the gross brokerage revenue of Welsh.
     (ii) Commencing on the day following the first anniversary date of the Effective Date and ending on the second anniversary of the Effective Date, the Commission Amount shall be an amount equal to 1.5% of the gross brokerage revenue of Welsh.
     (iii) Commencing on the day following the second anniversary date of Effective Date and ending on the third anniversary of the Effective Date, the Commission Amount shall be an amount equal to 1.25% of the gross brokerage revenue of Welsh.
     (iv) The total Commission Amount to be paid pursuant to this Agreement shall not exceed $900,000 in the aggregate (the “Maximum Commission Amount”).
     (v) The Commission Amount shall be determined as soon as reasonably practicable, but not later than 30 days after the end of each Commission Period. Welsh will deliver to Mogul (A) the balance sheet as of the end of such Commission Period and the statement of operations for such Commission Period reflecting the financial position and operational results of the Welsh, to the extent such statements relate to the brokerage business unit of Welsh (the “Financial Statements”), (B) a calculation of the Commission Amount for such Commission Period based on the Financial Statements (“Calculation Statement”), and (C) a certificate duly executed by the chief financial officer of Welsh, certifying as to Welsh’s good faith calculation of the Commission Amount for such Commission Period, the Financial Statements and the Calculation Statement.
     (vi) The Financial Statements will be prepared in accordance with GAAP; provided, however, that the Financial Statements will not be required to have notes to the financial statements as required by GAAP.
     (vii) The Commission Amount determined under Section 1.1(b)(v) will be paid on the date 45 days after the end of the applicable Commission Period by Welsh by wire transfer of immediately available funds.
     (c) Review of the Financial Statements and the Calculation Statement. During the 15 day period immediately following the date that the Financial Statements and the Calculation Statement are delivered to Mogul, Welsh shall give Mogul or its representatives such assistance and access to the assets and books and records of Welsh related to the brokerage business unit (including, but not limited to, the work papers, schedules and other documents prepared by Welsh or the brokerage business unit in connection with the preparation of the Financial Statements and the Calculation Statement) as Mogul or its representatives shall reasonably request during normal business hours in order to enable them to verify the Financial Statements and the Calculation Statement. As soon as practicable, but not later than 15 days after the delivery of the Financial Statements and corresponding Calculation Statement by Welsh to Mogul, Mogul will inform Welsh in writing of any objection to the Financial Statements or the Calculation Statement, which objection, if any, will set forth in reasonable detail the objections and the basis for those objections (the “Objection Notice”). If Mogul so objects and the Parties do not resolve such objections on a mutually agreeable basis within 60 days after the end of the applicable Commission Period, then the disagreement will be resolved as soon as practicable thereafter, but not later than 90 days after the end of such Commission Period by one of the largest four national accounting firms or other nationally recognized accounting firm, which accounting firm will be selected jointly by the Parties (the “Independent Accounting Firm”). The Independent Accounting Firm shall be directed to render a written report on the unresolved disputed issues with respect to the Financial Statements and the Calculation Statement as promptly as practicable, and to resolve only those issues of dispute set forth in the Objection Notice. If unresolved disputed issues are submitted to the Independent Accounting Firm, Welsh and Mogul will each furnish to the Independent Accounting Firm such work papers, schedules and other documents and information relating to the unresolved disputed issues as the Independent Accounting Firm may reasonably request. The Independent Accounting Firm shall establish the procedures it shall follow (including procedures with regard to the presentation of evidence) giving due regard to the mutual intention of the Parties to resolve the disputed items and amounts as quickly, efficiently and inexpensively as possible, and in no event more than 30 days following the referral of the unresolved disputed items to the Independent Accounting Firm. The resolution of the dispute and the calculation of the Commission Amount with respect to such Commission Period by the Independent Accounting Firm shall be final and binding on the parties hereto. The fees and expenses of the Independent Accounting Firm shall be allocated between the Parties in the proportion that the amounts determined by the Independent Accounting Firm against each of such parties bears to the total amount in dispute (determined with respect to dollar amount). If an adjusted amount is paid, and such amount constitutes deferred compensation, it will be considered a payment under Treasury Regulation section 1.409A-3(g) governing disputed payments.
     (d) Calculation Deemed Final; Payment. The Financial Statements, the Calculation Statement (as both or either may be adjusted, if applicable, by the agreement of the Parties or the decision of the Independent Accounting Firm) and the Commission Amount based thereon will be deemed final upon the earliest to occur of (i) the agreement of the Parties; (ii) the decision of the Independent Accounting Firm; or (iii) the failure of the Mogul to deliver an Objection Notice to Welsh within 15 days after the delivery of the Financial Statements and the Calculation Statement to Mogul. Once deemed final, each such Commission Amount shall be final for such Commission Period and no amount shall be carried forward or carried back to any other Commission Period.

     (e) Fees and Expenses. Each Party will bear the fees, costs and expenses of its own accountants in connection with the implementation of this Agreement.
     Section 1.2 Term and Termination. The term of this Agreement (the “Term”) shall commence on the first day of the first calendar quarter commencing on or after the date of the closing of the initial public offering of Welsh Property (the “Effective Date”) and shall end on the earlier of (a) the third anniversary of the Effective Date; (b) the date that Welsh has paid the Maximum Commission Amount to Mogul hereunder; or (c) upon the termination of the Frederiksen Employment Agreement if the Frederiksen Employment Agreement terminates for Cause prior to the end of the Initial Term of the Frederiksen Employment Agreement (with “Cause” and “Initial Term” as defined in the Frederiksen Employment Agreement). This Agreement and all commissions payable to Mogul hereunder will terminate at the end of the Term, subject to the obligation of Welsh to pay all amounts due and owing under this Agreement that accrued during the Term.
     Section 1.3 Conduct of Business. Welsh agrees that neither it nor any of its affiliates shall take any action in the conduct of Welsh’s business if such action is taken with the primary purpose of reducing the Commission Amount for any Commission Period. Welsh agrees that it shall not sell, assign or transfer its brokerage business unit (or any portion thereof), unless the transferee shall enter into an agreement in form and substance satisfactory to Mogul pursuant to which Mogul shall retain the benefits of this Agreement.
ARTICLE 2
MISCELLANEOUS
     Section 2.1 Amendment. No amendment of this Agreement will be effective unless in writing signed by the Parties.
     Section 2.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement. Any Party may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine. If a Party transmits its signature page by a facsimile machine, such Party will promptly thereafter deliver an originally executed signature page to the other Parties, provided that any failure to deliver such an originally executed signature page will not affect the validity, legality, or enforceability of this Agreement.
     Section 2.3 Entire Agreement. As of the Effective Date, this Agreement shall constitute the entire agreement and understanding between the Parties and supersede all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement; provided, however, that this Agreement (and the Commission Amounts payable hereunder) shall in no way limit, replace, or have any other effect on any Commissions payable by Welsh to Mogul for any period prior to the Effective Date pursuant to any other agreement or understanding between the Parties.
     Section 2.4 Expenses. Each Party will bear its own fees and expenses with respect to the negotiation and preparation of this Agreement.

     Section 2.5 Governing Law. This Agreement and the legal relations between and among the parties hereto shall be governed by and interpreted and construed in accordance with the Laws of the State of Minnesota.
     Section 2.6 No Assignment. Except as specified in this Section 2.6, no Party may assign any of its rights, interests or obligations hereunder without the prior written consent of the other Party. Welsh may, without the prior written approval of Mogul, assign any or all of its rights, interests or obligations under this Agreement to an affiliate to which the brokerage business unit is or may be assigned during the Term, provided that any such assignee shall be bound by the provisions of this Agreement. Mogul and its permitted successors and assigns may, without the prior written approval of Welsh, assign any or all of its rights, interests or obligations under this Agreement to Frederiksen or to any person designated by Frederiksen in connection with any bona fide estate planning transaction, provided that any such assignee shall be bound by the provisions of this Agreement.
     Section 2.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their permitted successors and assigns, and no other person will have any right, interest, or claim under this Agreement.
     Section 2.8 Notices. All claims, consents, designations, notices, waivers, and other communications in connection with this Agreement will be in writing and shall be deemed given (a) when so delivered in person, (b) on the day of actual transmittal when transmitted by facsimile (with receipt confirmed by telephone or by automatic transmission report) if delivered before 5 p.m. recipient’s time, on a business day, and otherwise on the next succeeding business day, (c) on the date of delivery specified when transmitted by a nationally recognized overnight courier if such date of delivery is a business day, and otherwise on the next succeeding business day, or (d) on the third business day following actual transmittal when transmitted by certified mail, postage prepaid, return receipt requested; in each case when transmitted to a Party at its address or location to which such Party has notified the other Parties to send such claims, consents, designations, notices, waivers, and other communications.
     Section 2.9 Representation by Legal Counsel. Each Party is a sophisticated Person that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.
     Section 2.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable and will be revised by the parties or by the court to reflect, as closely as possible, the intent of the parties with respect to the invalid or unenforceable provision.
     Section 2.11 Successors. This Agreement will be binding upon and will inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and successors, provided that this Section will not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.
     Section 2.12 Time of the Essence. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.
     Section 2.13 Waiver. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement will not in any way affect, limit, or waive a Party’s rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.
     Section 2.14 Section 409A. This Agreement and the payments hereunder are intended to be exempt from or to satisfy the requirements of Section 409A(a)(2), (3) and (4) of the Internal Revenue Code of 1986, as amended (“Code”), including current and future guidance and regulations interpreting such provisions, and should be interpreted accordingly.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each Party has executed, or has caused a duly authorized officer to execute, this Agreement as of the date set forth above.

MOGUL FINANCIAL GROUP, LTD.
By:
Name:
Title:

WELSH COMPANIES, LLC
By:
Name:
Title: